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                                                                   EXHIBIT 10.24


                 AT&T PREPAID CARD CO-MARKETING FUND AGREEMENT

     This Agreement is made this 16th day of January , 1998 ("Effective Date"), by and between AT&T CORP., a corporation organized under the laws of New York with a place of business at 295 North Maple Avenue, Basking Ridge, New Jersey 07920 ("AT&T") and DATAWAVE SYSTEMS INC. ("Company"), a corporation organized under the laws of the province of British Columbia, with a principal place of business at 101 West 5th Avenue, Vancouver, BC, Canada V5Y 1H9.


                                    RECITALS

WHEREAS, AT&T sells a tariffed prepaid card service pursuant to tariffs and/or agreements which is available for purchase and resell; and

WHEREAS, Company separately agreed to purchase AT&T's branded prepaid card service (the "AT&T Branded Prepaid Card" or "Cards"); and

WHEREAS, Company hereby agrees to provide certain promotional opportunities for the Cards, including, but not limited to, displaying them in Company-authorized locations and displaying promotional materials related to the Cards in Company-authorized locations;

NOW, THEREFORE, in consideration of the foregoing, the covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  PURPOSE OF THIS AGREEMENT

     1.1 AT&T and Company agree that there is a mutual benefit in creating and implementing a joint program of marketing, publicity and customer education within the 48 continental states of the United States of America and Hawaii (the "Territory"). Each party, shall make and mintage its own resources to meet its obligations set forth in this Agreement.

     1.2 Each party agrees that except as provided in Sections 2 and 3 below and as otherwise expressly provided in this Agreement, the obligations of each party under this Agreement are nonexclusive and the other party may enter into arrangements similar to this Agreement with third parties.

     1.3 As provided in Attachment A and B to this Agreement, Company shall provide certain marketing/promotional opportunities, for example; shelf space in Company's authorized retail outlets and/or vending machines and counter space for point-of-sale materials, for the Card and AT&T shall provide certain marketing support, for example; vending machine graphics; point-of-sale material and co-marketing dollars to help offset the cost of certain Company advertisements, as described below to Company. Company agrees to use such marketing support to promote the AT&T Branded Prepaid Card. The extent of AT&T's commitment to provide
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marketing support shall be measured in Co-Marketing Fund dollars. Company shall be provided support as described in Attachments A and B to this Agreement.

     1.4 Company understands that the prepaid card service offered to Company is not governed by this Agreement, but instead is governed by separate tariffed terms. This Co-Marketing Agreement is subject to Company maintaining the provisions of the tariff subscribed to in good standing with AT&T.

2.  COMPANY OBLIGATIONS
    -------------------

     2.1 Company will promote AT&T Branded Prepaid Card to consumers. The nature and extent of Company promotion efforts will be mutually agreed between the parties, but at a minimum, shall include, but not be limited to the prominent display of the AT&T Branded Prepaid Card vending machine graphics and point-of-purchase material where appropriate, at Company's sole discretion.

     2.2 Except as specifically provided in this Agreement, Company shall be responsible for the expenses and obligations it incurs in promoting AT&T Branded Prepaid Card.

     2.3 Company will obtain AT&T's prior written approval for any materials it intends to use to promote AT&T Branded Prepaid Card such approval shall not be unreasonably withheld.

     2.4 Company will not make any representations or warranties relating to AT&T Branded Prepaid Card, except as expressly permitted by AT&T in writing, or as stated in the Tariff(s) or in current AT&T literature provided to Company by AT&T.

     2.5 Company shall refrain from using AT&T's name or holding itself out as an authorized distributor, dealer, wholesaler or similar concept for AT&T.

     2.6 For the Term of this Agreement, Company agrees that it will not sell, promote or endorse any non-AT&T prepaid calling card in its vending machines that include the AT&T Branded Prepaid Card graphics.

3.  AT&T'S RESPONSIBILITIES:

     3.1 AT&T agrees to provide to Company, for joint marketing purposes and subject to the terms and conditions of this Agreement and the Tariffs, the Redemption Options listed in Attachment B to this Agreement, to be paid for using Co-Marketing Fund dollars earned by Company under the Contract Tariff.

     3.2 AT&T will provide at least one toll free number for Company members to call to request information and/or order Service.

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3.  INDEPENDENT CONTRACTOR

The parties to this Agreement are independent contractors. Neither party will have the authority to act for and or bind the other in any way, or to represent that either is responsible for the acts of the other. Nothing in this Agreement shall be construed as forming a partnership, joint venture, agency, employment, franchise, distributorship or dealership relationship between the parties.

4.  CONFIDENTIALITY

Company shall not disclose the terms or conditions of this Agreement to any third party other than a Company member, nor issue any public statements relating to this Agreement, without the written consent of AT&T, unless such disclosure or statement is reasonably believed by Company to be compelled by governmental authority. Company shall furnish reasonable prior notice to AT&T before making the statement or disclosure. In addition, Company agrees (i) to hold in confidence all information consisting of names and any long distance usage information of Company members who subscribe to the Service in connection with this Agreement ("AT&T/Company Information"), which information is confidential or proprietary to AT&T, (ii) to use AT&T / Company Information solely for the purpose of performing Company's obligations under this Agreement,
(iii) to reproduce AT&T / Company Information only to the extent necessary for such purpose, (iv) to restrict disclosure of AT&T / Company Information to its officers and employees with a need to know and to inform such officers and employees of Company's obligations under this Agreement, and (v) not to disclose AT&T / Company Information to any third party (including other Company Retailers) without the prior written approval of AT&T.

5.   TRADE NAMES, TRADEMARKS, SERVICE MARKS AND REGISTERED MARKS

No party shall use another party's trade names, trademarks or service marks ("Marks") without the prior written approval of the party owning the Marks. No party shall display or use another's Marks, nor permit the same to be displayed or used by third parties, except in connection with the performance of this Agreement or as otherwise expressly permitted in writing. Nothing in this Agreement creates in a party rights in the Marks of another party. Upon termination of this Agreement, each party shall discontinue the use of the others Marks.

Nothing in this Agreement shall give Company the right to offer any promotional materials provided pursuant to this Agreement to any third parties.

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6.  TERM; AUTOMATIC RENEWAL; TERMINATION

     6.1 The term of this Agreement shall be for 2 years (24 months) commencing on the Customer's Initial Order Date (CIOD) which shall be the date of the Customer's first bill, unless otherwise modified or terminated as provided for in this Agreement.

     6.2  This Agreement may be terminated as follows:

     6.2.1 AT&T may immediately terminate this Agreement as to itself and the Company by written notice without liability if Company is not eligible under the Tariff(s).

     6.2.2 Any party may immediately terminate this Agreement by written notice, if the other party breaches a material provision of this Agreement or the Tariff(s).

     6.3 The term of this Agreement may otherwise be modified only in writing signed by all affected parties.

     6.4 Upon expiration or termination of this Agreement, each party shall, within sixty (60) days, return to the other party, or, if agreed to by the other party, destroy all promotional materials and all Information supplied by the other party hereunder, and shall immediately cease holding itself out, in any manner, as a participant in the program contemplated by this Agreement. Termination or expiration of this Agreement shall not relieve the parties of any obligations due at the time of such termination or expiration, nor shall such termination or expiration prejudice any claim of either party accrued on account of any default or breach by the other.

7.  INDEMNIFICATION

Each party shall indemnify, defend, and hold harmless the other and its directors, officers, employees, agents, parent, subsidiaries, successors, and assigns from and against any and all liabilities, claims, suits, actions, demands, settlements, losses, judgments, costs, damages and expenses (including reasonable attorneys' fees) arising out of or resulting from, in whole or in pan, the acts or omissions of the indemnifying party, its employees, agents or contractors and the indemnifying party's Company companies and their employees, agents or contractors.

8.  LIMITATION OF LIABILITY

    8.1 EXCEPT FOR VIOLATIONS OF MARKS (SECTION 5), VIOLATIONS OF
    CONFIDENTIALITY (SECTION 4), OR UNAUTHORIZED REPRESENTATIONS OR WARRANTIES, NEITHER PARTY NOR ITS SUPPLIERS, SUBCONTRACTORS,

                                                                               4
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AFFILIATES, SUBSIDIARIES, OR PARENT CORPORATION SHALL BE LIABLE FOR: ANY
INDIRECT, INCIDENTAL, RELIANCE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUSTAINED OR INCURRED IN CONNECTION WITH THIS AGREEMENT; OR DAMAGES DUE TO CAUSES BEYOND THE REASONABLE CONTROL OF THE PARTY TO BE CHARGED, OR ATTRIBUTABLE TO ANY ACTS OR OMISSIONS OF ANY PERSON OTHER THAN THE PARTY TO BE CHARGED.

     8.2 AT&T SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT TO COMPANY ARISING OUT OF AT&T'S REFUSAL, INABILITY OR FAILURE TO PROVIDE PREPAID CARD SERVICE TO COMPANY OR THE DISCONTINUATION OF SUCH SERVICE. AT&T'S OBLIGATIONS AND LIABILITIES RELATING TO PROVISION OF SERVICE ARE GOVERNED BY AT&T'S F.C.C. TARIFFS.

     8.3 THE LIMITATIONS OF LIABILITY SET FORTH 1N THIS SECTION 8 SHALL APPLY NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT; WHETHER OR NOT THE PARTY TO BE CHARGED HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND) OR OTHERWISE; AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE.

     8.4 THIS AGREEMENT DOES NOT PROVIDE THIRD PARTIES (INCLUDING WITHOUT LIMITATION, COMPANY MEMBERS) WITH ANY REMEDY, CLAIM LIABILITY, REIMBURSEMENT, CAUSE OF ACTION OR OTHER RIGHT OR PRIVILEGE.

9.  ASSIGNMENT

No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, except that AT&T may assign this Agreement to its parent, any subsidiary or any affiliate.

10.  SEVERABILITY, MODIFICATION

If any portion of this Agreement shall be found to be invalid or unenforceable, such portion shall be void and of no effect, but the remainder of the Agreement shall continue in full force and effect unless the Agreement fails of its essential purpose without the voided portion. This Agreement may be modified only by a writing signed by all parties.

11.  CHOICE OF LAW

                                                                               5
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THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ALL
TRANSACTIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CHOICE OF LAW RULES.

12.  LIMITATIONS OF ACTIONS; WAIVER

Any legal action arising from or in connection with this Agreement must be brought within two years after the cause of action arises. Otherwise, the failure of a party to enforce any right under this Agreement shall not constitute a continuing waiver of any such right.

13.  DISPUTE RESOLUTION

If a dispute arises out of or relates to this Agreement or its breach and the dispute cannot be settled through negotiation, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, to AA arbitration Which shall be governed by the United States Arbitration Act. The award shall be made within six (6) months of selection of the arbitrator and may be entered in any court having jurisdiction. The mediation and arbitration shall be held in New York City. The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement nor have authority to award punitive or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto. Each party shall bear its own expenses but those related to the compensation of the mediator and arbitrator shall be borne equally. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence. Invalidity or unenforceability of any part of this Agreement shall not affect the remainder thereof.

14.  FORCE MAJEURE

Neither party shall be liable for any failure to perform due to unforeseen circumstances or causes beyond the party's reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, flood, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor or materials, or communication line failure not the fault of the affected party. Time for performance shall be extended by the amount of any such delay.

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15.  SURVIVAL

The obligations of the parties under this Agreement that by their nature would continue beyond expiration, termination or cancellation of this Agreement (including without limitation Sections 4, 7 and 8) shall survive any such expiration, termination or cancellation, for whatever reason.


16.  NOTICES

All notices under this Agreement shall be in writing addressed as follows:


         To AT&T:                   To Company:
         Division Manager           Vice President
         AT&T PrePaid Card Services DataWave Services (US) Inc.
         412 Mt. Kemble Ave.        231 West Parkway
         Room G171                  Pompton Plains, NJ
         Morristown, NJ 07962       USA 07444

         with a copy to:

         AT&T Law Division          Clive Barwin
         General Attorney-CSB       Datawave Systems Inc.
         295 North Maple Avenue     101 West 5/th /Avenue
         Basking Ridge, NJ 07920    Vancouver, BC, Canada V5Y 1H9


Each party may, by written notice, change the address to which its notices are to be sent.

17.      SECTION HEADINGS

The Section headings are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

18.      REPRESENTATIONS, WARRANTIES, AND UNDERTAKINGS

         18.1  AT&T hereby warrants and represents that, during the Contract
               Period:

                                                                               7
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          18.1.1  AT&T possesses the necessary, corporate authority to enter into this Agreement and to execute its obligations hereunder, and, to AT&T's knowledge, no governmental, judicial or third-party approvals, consents or waivers are required for the performance by AT&T of its obligations hereunder, except for any filings with the Federal Communications Commission that may be required in connection with AT&T's provision of AT&T Prepaid Calling Card Service.

          18.1.2 The execution of this Agreement, the consummation of the transactions contemplated hereunder and the performance by AT&T of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of any terms or conditions of, or constitute (and with notice or lapse of time or both would not constitute) a default under:
(A) the Certificate of Incorporation, by-laws or other constituent documents of AT&T, (B) any instrument, contract or other agreement to which AT&T is a party or by or to which it or its assets or properties are bound or subject, or (C) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body.

          18.1.3 AT&T has the power and is authorized to grant the rights and licenses granted to Company hereunder.

          18.1.4 The use of the AT&T Marks in the United States pursuant to the terms of this Agreement does not infringe any United States trademark of any third party.

   18.2     Company hereby warrants and represents that, during the Contract
            Period:

          18.2.1 Company possesses the necessary corporate authority to enter into this Agreement and to execute its obligations hereunder, and, to Company's knowledge, no governmental, judicial or third-party approvals, consents or waivers are required for the performance by Company of its obligations hereunder.

          18.2.2 The execution of this Agreement, the consummation of the transactions contemplated hereunder and the performance by Company of this Agreement in accordance with its terms and conditions will not (1) conflict with or result in the breach or violation of any terms or conditions of, or constitute (and with notice or lapse of time or both would not constitute) a default under: (A) the Certificate of Incorporation, by-laws or other constituent documents of Company, 03) any instrument, contract or other agreement to which Company is a party or by or to which it or its assets or properties are bound or subject, or (C) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body, or (2) violate, infringe or misappropriate any other right of any third party.

          18.2.3 Company has the power and is authorized to grant the rights and licenses granted to AT&T hereunder.

     18.3 The parties recognize that AT&T Prepaid Card Service may be subject to

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regulation by the Federal Communications Commission and/or state regulatory agencies. If any applicable regulation, whether now existing or hereafter enacted, requires a modification of this Agreement or the waiver of any right hereunder in order to market and offer the Cards as contemplated hereunder, the parties agree to take such reasonable actions as are required under the circumstances in order to accomplish the purposes of this Agreement. Each parry shall comply with all requirements of applicable laws, ordinances, administrative rules and regulations in the performance of this Agreement, and shall take prompt action to remove or remedy any violation that occurs or is discovered during the Contract Period.


19.      ENTIRE AGREEMENT

The preamble to this Agreement is hereby incorporated and by this reference shall hereby become part of this Agreement as if set forth herein word for word.

To the extent not inconsistent with any AT&T state or federal tariff, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, proposals or understandings.

AT&T and Company, acting through their duly authorized representatives, hereby agree to the terms set forth in this Agreement as of the date first above written.


DATAWAVE SYSTEMS INC                             AT&T CORP.


By:   /s/ Clive Barwin                  By:   /s/ Mark P. Evans
      _________________________               ___________________________


          Clive Barwin                            Mark P. Evans
_______________________________         _________________________________
 Printed or Typed Name                   Printed or Typed Name


         President                           Director of PrePaid Card
_______________________________         _________________________________
 Title                                   Title

       29 January 1999                         January 30, 1998
_______________________________         _________________________________
 Date                                    Date

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